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                                                                   EXHIBIT 10.16


                             THE TENERE GROUP, INC.
                              EMPLOYMENT AGREEMENT


                 This agreement ("Agreement") has been entered into as of this 6th day of May, 1996, by and between The Tenere Group, Inc., a Missouri corporation ("Company"), and Andrew C. Fischer, an individual ("Executive").

                                    RECITALS

                 The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to reinforce and encourage the continued attention and dedication of the Executive to the Company as a member of the Company's management and to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board desires to provide for the continued employment of the Executive, and the Executive is willing to commit himself to continue to serve the Company. Additionally, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon the breach of this Agreement by the Company or upon a termination of employment after Change in Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                            IT IS AGREED AS FOLLOWS:

SECTION 1:       DEFINITIONS AND CONSTRUCTION.

                 1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

                          1.1(a)  "BOARD" means the Board of Directors of the
                            Company.

                          1.1(b)  "CHANGE IN CONTROL" means:

                                        (i)              The acquisition by any
                                  individual, entity or group, or (within the
                                  meaning of Section 13(d)(3) or 14(d)(2), the
                                  Exchange Act), a Person of beneficial
                                  ownership of twenty percent (20%) or more of
                                  either (a) the then outstanding shares of
                                  common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
                                  Control:  (a) any acquisition directly from
                                  the Company (excluding an acquisition by
                                  virtue of the exercise of a conversion
                                  privilege), (b) any acquisition by the
                                  Company, (c) any acquisition by any employee
                                  benefit plan (or related trust) sponsored or
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                                  maintained by the Company or any corporation
                                  controlled by the Company or (d) any
                                  acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of subsection (iii) of this Section are satisfied; or

                                        (ii)             Individuals who, as of
                                  the date hereof, constitute the Board (the
                                  "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                        (iii)            Approval by the
                                  shareholders of the Company of a
                                  reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent





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                                  Board at the time of the execution of the
                                  initial agreement providing for such
                                  reorganization, merger or consolidation; or

                                        (iv)             Approval by the
                                  shareholders of the Company of (a) a complete liquidation or dissolution of the Company or
                                  (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

                          1.1(c) "CHANGE IN CONTROL DATE" shall mean the date of the Change in Control.

                          1.1(d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                          1.1(e) "COMPANY" means The Tenere Group, Inc., a Missouri corporation.

                          1.1(f)  "EFFECTIVE DATE" shall mean May 6, 1996.

                          1.1(g)  "EMPLOYMENT PERIOD" means the period
                                  beginning on the Effective Date and ending on the later of (i) May 6, 1999, or (ii) May 6 of any succeeding fiscal year during which notice is given by either party (as described in Section 1.1(j) of such party's intent not to renew this Agreement.

                          1.1(h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.





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                          1.1(i)  "PERSON" means any "person" within the
                                  meaning of Sections 13(d) and 14(d) of the Exchange Act.

                          1.1(j) "TERM" means the period that begins on the Effective Date and ends on the earlier of:
                                  (i) the Date of Termination as defined in
                                  Section 3.6, or (ii) the close of business on the later of May 6, 1999 or May 6 of any renewed term as set forth in Section 2.1 of this Agreement.

                 1.2 GENDER AND NUMBER. When appropriate, pronouns in this Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

                 1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section of the Agreement.

                 1.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri, without reference to its conflict of law principles.

SECTION 2:       TERMS AND CONDITIONS OF EMPLOYMENT.

                 2.1 PERIOD OF EMPLOYMENT. The Executive shall remain in the employ of the Company throughout the Term of this Agreement in accordance with the terms and provisions of this Agreement. This Agreement will automatically renew for annual one-year periods unless either party gives the other written notice, by February 1, 1999 or February 1 of any succeeding year, of such party's intent not to renew this Agreement.

                 2.2      POSITIONS AND DUTIES.

                          2.2(a)           Throughout the Term of this
                 Agreement, the Executive shall serve as Vice President - Underwriting of the Company and shall have responsibility for the overall supervision of the Company's underwriting department and policy services, subject to the reasonable direction of the Chief Executive Officer.

                          2.2(b)           Throughout the Term of this
                 Agreement (but excluding any periods of vacation and sick leave to which he is entitled), the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and shall use his reasonable best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements, or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate the Company's conflict of interest policy as in effect immediately prior to the Effective Date.

                 2.3 SITUS OF EMPLOYMENT. Throughout the Term of this Agreement, the Executive's services shall be performed within 20 miles of the location where the Executive was employed immediately prior to the Effective Date.





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                 2.4      COMPENSATION.

                          2.4(a)           ANNUAL BASE SALARY.  For the first
                 calendar year within the Term of this Agreement, the Executive shall receive an annual base salary ("Annual Base Salary") of One Hundred Twelve Thousand Nine Hundred Eighty Dollars ($112,980), which shall be paid in equal or substantially equal bi-weekly installments. During the Term of this Agreement, the Annual Base Salary payable to the Executive shall be reviewed at least annually and may be increased consistent with Company's compensation policies for similarly situated executives.

                          2.4(b)           INCENTIVE BONUSES.  In addition to
                 Annual Base Salary, the Executive may be awarded an incentive bonus ("Incentive Bonus") provided through any incentive compensation plan which is generally available to other peer executives of the Company.

                          2.4(c)           INCENTIVE, SAVINGS AND RETIREMENT
                 PLANS. Throughout the Term of this Agreement, the Executive shall be entitled to participate in all incentive, savings and retirement plans generally available to other peer executives of the Company.

                          2.4(d)           WELFARE BENEFIT PLANS.  Throughout
                 the Term of this Agreement (and thereafter, subject to Section 4.1(c) hereof), the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to other peer executives of the Company.

                          2.4(e)           EXPENSES.  Throughout the Term of
                 this Agreement, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures generally applicable to other peer executives of the Company.

                          2.4(f)           FRINGE BENEFITS.  Throughout the
                 Term of this Agreement, the Executive shall be entitled to such fringe benefits as generally are provided to other peer executives of the Company.

                          2.4(g)           OFFICE AND SUPPORT STAFF.
                 Throughout the Term of this Agreement, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance.

                          2.4(h)           VACATION.  Throughout the Term of
                 this Agreement, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices generally provided with respect to other peer executives of the Company. Initially, the Executive shall be entitled to three (3) weeks paid vacation and such vacation time may not be decreased below such level during the Term of this Agreement.





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SECTION 3:       TERMINATION OF EMPLOYMENT.

                 3.1 DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

                 3.2 DISABILITY. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 7.1 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable to perform the services required of the Executive hereunder on a full-time basis for a period of one hundred eighty (180) consecutive business days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.

                 3.3 TERMINATION FOR CAUSE. The Company may terminate the Executive's employment during the Employment Period for "Cause," which shall mean termination based upon: (i) the Executive's willful and continued failure to substantially perform his duties with the Company (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to him by the Company, which specifically identifies the manner in which the Executive has not substantially performed his duties,
(ii) the Executive's commission of an act constituting a criminal offense involving moral turpitude, dishonesty, or breach of trust, or (iii) the Executive's material breach of any provision of this Agreement. For purposes of this Section, no act, or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (i) he receives a Notice of Termination (as defined in Section 3.5) from the Company, (ii) he is given the opportunity, with counsel, to be heard before the Board, and (iii) the Board finds, in its good faith opinion, the Executive was guilty of the conduct set forth in the Notice of Termination.

                 3.4 GOOD REASON. The Executive may terminate his employment with the Company for "Good Reason," which shall mean termination based upon:

                          (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                          (ii) (a) the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan





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                 or disability plan to which the Executive is entitled as
                 specified in Section 2.4, (b) the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans described in Section 2.4, or deprive the Executive of any material fringe benefit enjoyed by the Executive as described in Section 2.4(f), or (c) the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled as described in Section 2.4(h).

                          (iii)            the Company's requiring the
                 Executive to be based at any office or location other than that described in Section 2.3;

                          (iv) a material breach by the Company of any provision of this Agreement;

                          (v) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

                          (vi) within a period ending at the close of business on the date two (2) years after the Change in Control Date, if the Company has failed to comply with and satisfy Section 6.2 on or after the Change in Control Date; or

                          (vii) within a period ending at the close of business on the date two (2) years after the Change in Control Date, if the Executive, in his sole and absolute discretion, determines and notifies the Company in writing, that he does not wish to continue his employment with the Company.

For purposes of this Section any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                 3.5 NOTICE OF TERMINATION. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section 7.1. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                 3.6 DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified herein, as the case may be, (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, or (iii) if the Executive's employment is terminated by the Company other than for Cause, death, or Disability, the Date of Termination shall be the date of receipt of the Notice of Termination; provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such





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Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

SECTION 4:       CERTAIN BENEFITS UPON TERMINATION.

                 4.1 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON PRIOR TO A CHANGE IN CONTROL. If, prior to a Change in Control during the Employment
Period: (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason the Executive shall be entitled to the benefits provided below;

                          4.1(a)           "Accrued Obligations":  Within
                 thirty (30) days after the Date of Termination, the Company shall pay to the Executive the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and (3) any accrued vacation pay; in each case to the extent not previously paid.

                          In addition, on the date that Incentive Bonuses are
                 paid to other peer executives for the year in which the Executive's employment is terminated, the Executive will be paid an amount equal to the product of the Current Incentive Bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and denominator of which is 365. For purposes of this Section the term "Current Incentive Bonus" means the Incentive Bonus that would have been paid to the Executive for the fiscal year in which the termination of employment occurred, if the Executive's employment had not been so terminated.

                          4.1(b)           "Annual Base Salary Continuation":
                 For the remainder of the Employment Period, the Company shall pay to the Executive, the Executive's then-current Annual Base Salary as would have been paid to the Executive had the Executive remained in the Company's employ throughout the Employment Period; provided that in all cases the Executive shall receive, at minimum, the then-current Annual Base Salary for a period beginning on the Date of Termination and ending one (1) year thereafter. The Company at any time may elect to pay the balance of such payments then remaining in a lump sum, in which case the total of such payments shall be discounted to present value as determined according to Code Section 280G(d)(4).

                          4.1(c)           "Welfare Benefit Continuation": For
                 the remainder of the Employment Period (but in no case less than one (1) year after the Date of Termination), or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2.4(d) if the Executive's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of the Company as those provided generally to other peer executives and their families during the ninety
                 (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as those provided generally at any time after the Effective Date to other peer executives of the Company and their families; provided,





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                 however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the later of the end of the Employment Period or one (1) year after the Date of Termination and to have retired on the last day of such period.

                          4.1(d)           "Other Benefits":  To the extent not
                 previously paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as those provided generally after the Effective Date to other peer executives of the Company and their families.

                 The Executive shall not be required to mitigate the amount of any payment provided for in this Section by seeking other employment or otherwise, nor shall the amount of any payment provided for, in this Section, be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

                 4.2 BENEFITS UPON TERMINATION AFTER A CHANGE IN CONTROL. If Change in Control occurs during the Employment Period and within two (2) years after a Change in Control: (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason, then the Executive shall be entitled to the benefits provided below:

                          4.2(a)  "Accrued Obligations": Within thirty (30)
                 days after the Date of Termination, the Company shall pay to the Executive the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and (3) any accrued vacation pay; in each case to the extent not previously paid.

                          In addition, on the date that Incentive Bonuses are
                 paid to other peer executives for the year in which the Executive's employment is terminated, the Executive will be paid an amount equal to the product of the Current Incentive Bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and denominator of which is 365. For purposes of this Section the term "Current Incentive Bonus" means the Incentive Bonus that would have been paid to the Executive for the fiscal year in which the termination of employment occurred, if the Executive's employment had not been so terminated.





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                          4.2(b)           "Severance Amount": Within thirty
                 (30) days after the Date of Termination, the Company shall pay to the Executive as severance pay in a lump sum, in cash, an amount equal to 2.99 times his then-current Annual Base Salary.

                          4.2(c)           "Stock Options":  To the extent not
                 otherwise provided for under the terms of the Company's stock option plan or the Executive's stock option agreement, all such stock options shall become fully exercisable as of the Date of Termination and, except for "incentive stock options" within the meaning of Code Section 422 granted prior to the date hereof, shall remain fully exercisable for six months following the Date of Termination.

                          4.2(d)           "Other Benefits":  To the extent not
                 previously paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as those provided generally after the Effective Date to other peer executives of the Company and their families.

                          4.2(e)           "Excess Parachute Payment":
                 Anything in this Agreement to the contrary notwithstanding, in the event that an independent accountant shall determine that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Code Section 280G or would constitute an "excess parachute payment" (as defined in Code Section 280G), then the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G or without causing any portion of the Payment to be subject to the excise tax imposed by Code Section 4999.

                 If the independent accountant determines that any Payment would be nondeductible by the Company because of Code Section 280G or that any portion of the Payment will be subject to the excise tax imposed by Code Section 4999, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. The Executive may then elect, in his sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount), and shall advise the Company in writing of his election within ten (10) days of his receipt of such notice. If no such election is made by Executive within such ten-day period, the Company may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. For purposes of this paragraph, present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the independent accountant under this Section shall be binding upon the Company and the Executive and shall be made within sixty (60) days of a termination of employment of the Executive. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as become due to the Executive under this Agreement.

                 As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time of the initial determination by the independent accountant hereunder, it is possible that Agreement Payments will be made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company should have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the independent accountant, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which the independent accountant believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Code Section 7872(f)(2); provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Code Section 4999 or if the period of limitations for assessment of tax under Code
                 Section 4999 against the Executive shall have expired. In the event that the independent accountant, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Code Section 7872(f)(2)(A).

                 4.3 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period (either prior or subsequent to a Change in Control), this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits (as defined in Section 4.1(d)), including death benefits pursuant to the terms of any plan, policy, or arrangement of the Company.

                 4.4 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period (either prior or subsequent to a Change in Control), this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits (as defined in Section 4.1(d)) including disability benefits pursuant to the terms of any plan, policy or arrangement of the Company.

                 4.5 TERMINATION FOR CAUSE; OTHER THAN GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period (either prior to or subsequent to a Change in Control), this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Accrued Compensation (as defined in this Section). If the

Executive terminates employment with the Company during the Employment Period, (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive, other than for the payment of Accrued Compensation (as defined in this Section) and the timely payment or provision of Other Benefits (as defined in Section 4.1(d)). In such case, all Accrued Compensation shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination.

                 For purposes of this Section the term "Accrued Compensation" means the sum of (i) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, (ii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), and (iii) any accrued vacation pay in each case to the extent not previously paid.

                 4.6 NON-EXCLUSIVITY OF RIGHTS. Except as provided in Sections 4.1(c) nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                 4.7 FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Sections 4.1(c), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonable incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 7872(f)(2)(A).

                 4.8 RESOLUTION OF DISPUTES. If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section
4.1 or 4.2 as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this Section except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

SECTION 5:       NON-COMPETITION.

                 5.1      NON-COMPETE AGREEMENT.

                          5.1(a)           It is agreed that during the period
                 beginning on the date the Term of this Agreement expires and ending two (2) years thereafter, the Executive shall not, without prior written approval of the Board, become an officer, employee, agent, partner, or director of any business enterprise in substantial direct competition (as defined in Section 5.1(b)) with the Company; provided that, the Executive shall not be subject to the restrictions of this Section if
                 (i) the Executive is terminated by the Company without Cause,
                 (ii) the Executive terminates his employment for Good Reason, or (iii) the Term of this Agreement expires after delivery by the Company of written notice of the Company's intent not to renew this Agreement pursuant to Section 2.1.

                          5.1(b)           For purposes of Section 5.1, a
                 business enterprise with which the Executive becomes associated as an officer, employee, agent, partner, or director shall be considered in substantial direct competition, if such entity competes with the Company in any business in which the Company is engaged and is within in the Company's market area (as defined herein) as of the date the Term of this Agreement expires. The Company's market area is defined for this purpose, as the States of Missouri, Illinois and Kansas.

                          5.1(c)           The above constraint shall not
                 prevent the Executive from making passive investments, not to exceed five percent (5%), in any enterprise.

                 5.2 CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

SECTION 6:       SUCCESSORS.

                 6.1 SUCCESSORS OF EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, the rights (but not the obligations) shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                 6.2 SUCCESSORS OF COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate the Agreement at his option on or after the Change in Control Date for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.



SECTION 7:       MISCELLANEOUS.

                 7.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to the Company shall be directed to the attention of the President, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                 Notice to Executive:

                 Andrew C. Fischer
                 3049 S. Arcadia
                 Springfield, Missouri  65804

                 Notice to Company:

                 The Tenere Group, Inc.
                 903 East Battlefield
                 Springfield, Missouri 65804

                 7.2 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                 7.3 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                 7.4 WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                 IN WITNESS WHEREOF, the Executive and, the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                                   EXECUTIVE



                                                  _______________________
                                                  Andrew C. Fischer



                                                  THE TENERE GROUP, INC.



                                                  By____________________________

                                                  Name:_________________________

                                                  Title:________________________